EXHIBIT 10.30

SECOND AMENDMENT OF LEASE

This Amendment is dated as of September 20, 2022, and modifies the Lease dated May 18, 2021 (the “Lease”), between KNOW LABS, INC., a Nevada corporation (“Tenant”) and ODDFELLOWS LLC, a Washington limited liability company (“Landlord”) concerning premises known as Suite 201 at 915 East Pine Street, Seattle, WA 98122, more specifically described in the Lease, and the First Amendment dated October 11, 2021 adding the Additional Premises. References in this Amendment to the Lease shall refer to the Lease as modified by the terms of this Amendment unless the context requires otherwise. To the extent the terms of this Amendment are inconsistent with the other terms of the Lease, the terms of this Amendment shall control. Unless specifically stated otherwise, all capitalized terms in this Amendment shall have the same meaning as defined in the Lease.

1. TEMPORARY ADDITIONAL PREMISES. Effective November 1, 2022 (“Effective Date”) and for a period of fourteen (14) months (i.e. through December 31, 2023), subject to Landlord termination option described below, the Premises shall include all of the rentable area of Suites 100/101 (known hereafter as “Additional Premises”), as depicted on Exhibit A attached hereto, constituting approximately 2,475 rentable square feet, i.e. 1,455 RSF in Suite 100 plus 1,030 RSF in Suite 101 (shown on Exhibit A as Suite 102).

2. BASE RENT. Commencing on the Effective Date, the Base Rent shall be increased by $5,000.00 per month for the Additional Premises such that the Monthly Base Rent is as follows:

	Monthly Original Premises	Monthly Additional Premises
Effective Date – June 30, 2022	$8,696.58	$5,000.00
July 1, 2022 – October 31, 2022	$8,916.75	$5,000.00
November 1, 2022 - June 30, 2023	$8,916.75	$5,000.00
July 1, 2023 – June 30, 2024	$9,136.92
July 1, 2023 – December 31, 2023		$5,000.00

3. TERMINATION OPTION WITH RESPECT TO ADDITIONAL PREMISES. At any time, Landlord may terminate Tenant’s rights with respect to the Additional Premises by written notice of not less than ninety (90) days to the Tenant. Landlord shall also have the option to show the Additional Premises to potential tenants during business hours on 24 hours’ notice. If Tenant is willing to sign a lease on the same or better terms than a prospective new tenant, Tenant will have a right of first refusal to lease the Additional Premises.

4. RATIFICATION. Except as specifically amended herein, all the terms, conditions and covenants of the Lease are hereby ratified and shall continue in full force and effect.

5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when executed shall be an original and all of which together shall constitute one and the same Amendment.

Landlord:

ODDFELLOWS LLC,		KNOW LABS, INC.
a Washington limited liability company		a Nevada corporation

By:	The Ted Schroth Gift Trust	By	/s/ Ronald P. Erickson
	Its Manager		Ronald P. Erickson
Its: Chairman and CFO
9/20/22
By:	/s/ Ted Schroth
G. Ted Schroth, Trustee

1

Exhibit A

Additional Premises

Not used

2